Exhibit 10.3

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

MASTER SUPPLY AGREEMENT

This Supply Agreement effective as of the 2nd day of March, 2020 (the “Effective Date”), and all schedules incorporated by reference (collectively the “Agreement”) is by and between Ascentron Inc. (“Supplier”), an Oregon corporation, with an office at 994 Antelope Rd White City OR 97503 and Dynatronics Corporation (“Dynatronics”), a Utah corporation, with an office at 7030 Park Centre Drive Cottonwood Heights UT 84121. Supplier and Dynatronics are sometimes referred to herein individually as “Party” and together as “Parties”.

WHEREAS, Supplier manufactures/assembles various electronic products;

WHEREAS, Supplier will furnish the necessary personnel, material, equipment and facilities to manufacture/assembly of various products for Dynatronics in accordance with Specifications (as defined below) provided by Dynatronics;

WHEREAS, Supplier desires to manufacture the Products (as defined below) and desires to sell certain quantities of Products to Dynatronics pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, Dynatronics desires to purchase from Supplier certain quantities of Products pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1.
“Act” means the Federal Food, Drug and Cosmetic Act, as amended from time to time.

1.2.
“Ascentron Quote Letter Terms” are the discrete quotes provided by Ascentron.

1.3.
“Confidential Information” means any: (i) information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving Party; or (ii) information disclosed orally hereunder which is identified as confidential or proprietary when disclosed or is known or should be known to be confidential. The foregoing notwithstanding, information shall be considered Confidential Information if it would be apparent to a reasonable person, familiar with the disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing Party. To the extent that it can be established by the receiving Party by written proof, “Confidential Information” shall not include information that (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (iv) was subsequently lawfully disclosed to the receiving Party by a person other than a Party hereto; or (v) was independently developed by a person having no knowledge of, or access to, the other Party’s Confidential Information.

1.4.
“Complaint” means any oral, written or electronic communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness or performance of a Product or portion thereof that has been manufactured by Supplier or its affiliates after it is released for sale.

1.5.
“FDA” means the United States Food and Drug Administration, or any successor thereto.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

1.6.
“Governmental Authority” means any applicable government regulatory authority with jurisdiction over the Products in the United States of America, including, but not limited to the FDA, or in any other jurisdiction in which Products or products containing the Products are sold or proposed to be sold.

1.7.
“Inventory” means raw materials, packaging and finished goods.

1.8.
“MDRs” means Medical Device Reports, as defined and required by the FDA.

1.9.
“Party” means either Supplier or Dynatronics and “Parties” means Supplier and Dynatronics.

1.10.
“Product(s)” means the products listed on Schedule A, manufactured in accordance with the Specifications and otherwise in compliance with this Agreement, or such other products and their Specifications that may be added from time to time to this Agreement by the written agreement of the Parties.

1.11.
“Purchase Order(s)” means a document used by Dynatronics to order the Products (in hard copy or electronic form).

1.12.
“QS Regulations” means the Quality System Regulations promulgated by the FDA, as amended from time to time, governing the manufacture of medical devices.

1.13.
“Recalled Products” means Product(s) that is recalled for manufacturing defect.

1.14.
“Specifications” means the bill of materials, schematics, assembly drawings, designs, test specifications, current revision number, approved vendor list and other manufacturing information for each Product as set forth on Schedule B, which is attached hereto, made a part hereof and incorporated herein by reference, as such Schedule may be amended from time to time by the written agreement of the Parties.

1.15.
“Warranty Period” means the eighteen (18) months after the date of delivery to end-user the Product for any defects.

ARTICLE 2
SUPPLY OF PRODUCT

2.1
Supply of Product by Supplier. Supplier agrees to manufacture, sell and supply the Products ordered by Dynatronics pursuant to the terms and conditions of this Agreement. Dynatronics and Supplier agree that mutually agreed upon metrics of performance shall be established in writing and measured and reported at agreed upon intervals. If Dynatronics notifies Supplier that Supplier failed to meet the agreed upon metrics, Supplier shall make best commercial efforts to bring its performance back into the agreed upon range within  [***] days.

2.2
Price. Supplier shall sell, and Dynatronics shall purchase Products manufactured pursuant to this Agreement at the price per each unit of Product as set forth on Schedule C, subject to meeting the purchase requirements set forth herein. Supplier shall not charge Dynatronics for any costs, expenses or fees other than the price per unit of Product without the prior written consent of Dynatronics. The prices set forth on Schedule C may be updated annually; however, if any Product is priced at an amount not agreeable to Dynatronics, Dynatronics may remove the Product from Schedule C. Price increases will be limited to [***]. Should pricing increase [***] or more, Ascentron shall provide Dynatronics with the details and Dynatronics shall be provided the opportunity to negotiate with raw material suppliers directly or change materials to mitigate the increases.

 Additional costs associated with [***], are the responsibility of Dynatronics and shall be submitted with documentation for payment. Price increases or minimum buys related to [***] will be submitted for consideration. [***].

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.3
Blanket Purchase Order and Monthly Forecasting. During the term of this Agreement, Dynatronics shall place a blanket Purchase Order for the Products using a form or method mutually agreed upon by the Parties, which specifies (i) the Product(s) and quantity for each being purchased, (ii) forecast delivery dates, (iii) Specifications (if different than the ones provided as part of this Agreement), and (iv) the location and manner of delivery. Such Purchase Orders shall not be deemed to modify any term of this Agreement or its exhibits, except the Specifications.

Within [***], Dynatronics shall use best efforts to prepare and provide Ascentron with (i) a [***] forecast as to Dynatronics’ estimated requirements of Products for [***].

2.4
Orders. Supplier agrees to supply Dynatronics’ firm orders for the Products. If Supplier discovers any potential delay that threatens the timely or full delivery of Products with respect to any order, Supplier shall promptly notify Dynatronics of such delay. Supplier shall provide a written plan for correction of such delay. The required notification and any plan for correction shall be considered for informational purposes only and shall not release Supplier from any other obligations under this Agreement.

2.5
Specifications. The Products sold to Dynatronics hereunder shall strictly comply with the Specifications and be compliant with FDA and other laws and regulations governing the manufacture and sale of the Products. Supplier shall not make any changes to the materials used (or vendors of such materials) to manufacture the Products or the processes used to manufacture the Products without the prior written consent of Dynatronics, whose consent can be withheld for any or no reason. Dynatronics may request in writing that Supplier incorporate an engineering change into a Product at any time upon notice to Supplier. Such request shall include a description of the proposed change sufficient to permit Supplier to evaluate it. Supplier’s evaluation shall be in writing and shall state the impact of the requested change on delivery schedule and expected cost. Supplier shall not be obligated to proceed with the requested engineering change until the Parties have agreed on the changes to the Product, Specifications, part revision level, delivery schedule and pricing. When engineering changes are agreed to, the Parties shall memorialize the changes in a document, signed by the Parties.

2.6
Certificate; Inspection and Acceptance. Each shipment of Product must be accompanied by final Product testing and inspection results and a certificate signed by the Supplier stating that the Products comply with the Specifications and all other terms and conditions of this Agreement (“Certificate”); the Certificate shall be set forth by Product serial number and must be signed by Supplier.

Dynatronics, upon receipt of Products from Supplier, shall have ninety (90) days to inspect the Products and the Certificate and determine whether or not they comply with the Specifications or to determine if there are any shortages. If Dynatronics determines during its inspection of Products that the Products do not comply with the Specifications or the Certificate is unreliable, Dynatronics shall notify Supplier and provide Supplier with samples of nonconforming Products (to the extent Dynatronics deems possible) along with such notice and provide Supplier with the results of Dynatronics’ inspections. If Supplier’s inspection confirms Dynatronics’ determination or any part thereof, then Supplier, at its expense and at Dynatronics’ option, within thirty (30) days following the completion of Supplier’s investigation into Dynatronics’ determination, either shall bring the Products in question into conformance with the Specifications or shall replace the Products that Dynatronics determined failed to comply with the Specifications, in either case, at no additional charge to Dynatronics.

2.7
Shipping Terms;Shipping Costs; Risk of Loss; Title. All quantities of Products shall be shipped to FOB White City, OR, on the carrier specified by Dynatronics. Upon delivery to Dynatronics’ carrier, title to the Products and the risk of damage or loss to the Products shall pass to Dynatronics. Dynatronics shall bear all shipping costs and shall be responsible for any and all insurance coverage for shipment of Products.

2.8
Terms of Payment. Supplier shall invoice Dynatronics not earlier than each shipment of Products. The invoice shall include Supplier’s name, address, invoice date, the order number, the total price calculated pursuant to the terms of the Agreement, and the name, if applicable, title, complete mailing address where payment is to be sent and must be submitted to the appropriate invoice address set forth in this Agreement, or in the order. The purchase price, as set forth in Section 2.2, shall be paid in United States dollars, by ACH on 1½% 15 days (wherein payment is received by Supplier within 15 days), net 45 days from the receipt of the invoice.

2.9
Lot Documentation or Serial Number Controls; Registration Documentation. Supplier shall produce such documentation as reasonably requested by Dynatronics to comply with documentation requirements of any Governmental Authority (“Documentation”). Such Documentation shall include, without limitation, Dynatronics preapproval of any engineering change notices, device history records, non-conformance and complaint investigation reports, corrective and preventive action records, certificates of compliance set forth by serial number, and other quality-related records, as requested by Dynatronics.

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

2.10
Conflict with Forms. If there is a conflict between Supplier’s invoice or packing slip and this Agreement, the applicable Ascentron Quote Letter Terms attached as Schedule D or Purchase Order and this Agreement, the terms of this Agreement shall govern followed by the applicable Ascentron Quote Letter Terms.

2.11
Facilities. Supplier shall provide sufficient space and a sufficiently clean manufacturing environment to support the manufacture of Products.

2.12
Quality System. Supplier shall maintain a quality system that is capable of meeting the requirements of US FDA GMP requirements and IS013485-2016 certification.

2.13
Process and Change Control

2.13.1
Supplier shall not make any changes to Specifications or component raw materials of Products without the prior written consent of Dynatronics quality assurance manager.

2.13.2
Supplier shall fully cooperate with Dynatronics for the manufacture and ongoing supply of Products for Dynatronics. Pricing for any design changes shall be negotiated in good faith by both Parties.

2.14
Packaging and Storage. Supplier shall package and ship Products under conditions designed to maintain the Products proper packaging conditions and in a manner to keep it from potential mix-up or damage.

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARTICLE 3
MATERIALS; AUDITS; REGULATORY REQUIREMENTS

3.1
Source of Supply. Supplier shall manufacture the Products only at its facility located at 994 Antelope Rd White City OR 97503 (“Facility”) and any other Dynatronics-approved facilities in the United States, whose approval may be reasonably withheld for any reason.

3.2
Vendor Approvals. Dynatronics shall at all times have the right to approve in writing the vendors and subcontractors used to supply materials and/or services used in the manufacture of the Products and vendors not approved in writing shall not be utilized by Supplier.Upon execution of this Agreement Supplier will provide a list of outsourced operations and the name and location of each outsourced supplier Although Dynatronics has the right to approve subcontractors, Supplier will be completely and solely responsible for all activities and obligations performed by subcontractors under this Agreement and shall indemnify Dynatronics for the same. Supplier shall be solely responsible for vetting any such subcontractor’s qualifications, including, but not limited to, audits and validations.

3.3
Audits and Supplier Responsibilities. Supplier shall permit Dynatronics to perform quality audits and other audits at: (i) the Facility; (ii) any of Supplier’s manufacturing facilities in the United States manufacturing Products pursuant to this Agreement; (iii) at the facilities of proposed and approved vendors of materials for the manufacturing of Products; and, (iv) at the facilities of proposed and approved subcontractors (“Audits”). Such Audits shall be conducted at Dynatronics’ discretion, and Dynatronics shall use best efforts to conduct the Audits during normal business hours and upon reasonable advance notice of the date of such intended Audit. Audits will be conducts to review the processes and controls in place at each location and to ensure compliance with this Agreement, Specifications and applicable law, including, without limitation, the Quality System Regulations promulgated by the FDA, as amended from time to time, and required through ISO 13485 (the “QS Regulations”). Supplier shall use its reasonable efforts to accommodate Dynatronics’ requests to perform such Audits on the date Dynatronics so requests. Supplier and subcontractors, if any, will manufacture the Products in accordance with QS Regulations, including without limitation, a device history record for each Product. Supplier is responsible for conducting and documenting corrective and preventive actions based upon the analysis of quality data available to Supplier and Dynatronics may request copies of such documentation at any time for any reason. Supplier agrees to implement corrective actions in a reasonable period of time, not to exceed  [***] to all non-conformances identified by Dynatronics, during Audits or otherwise. Supplier shall be responsible for any changes required (i) to maintain or achieve compliance with existing quality systems of product regulations and standards, the Specifications or other requirements under this Agreement; and/or (ii) to correct non-conformances from a Governmental Authority or ISO notified body inspection report.

3.4
Product Non-Conformances or Changes. Supplier shall notify Dynatronics of any non-conformance with or deviation from the Specifications or compliance with any laws or any other term and condition of this Agreement that is associated with the components, production, testing or inspection of any Product. In the event that Supplier recommends release of Product to Dynatronics that does not conform to the Specifications or any other term and condition of this Agreement, all such non-conformances and deviations must be agreed to in writing by Dynatronics (at Dynatronics’ discretion). Notwithstanding the foregoing, Dynatronics is not required to agree to such non-conformances or deviations.

3.5
Product Complaints. Supplier shall advise Dynatronics, by telephone or facsimile, within [***] after it becomes aware of any (i) Complaint, whether written or oral, relating to the Products, (ii) serious injury from the use of, or malfunction of, Products and (iii) any defect in, or condition of, the Products or any other fact or circumstance which may result in a violation or alleged violation of any applicable statutes, laws, rules, regulations, ordinances or decrees of any Governmental Authority, which Supplier subsequently shall confirm in writing, within [***]. Supplier further agrees to investigate any Complaint identified by Dynatronics. Supplier shall investigate each Complaint and shall maintain a written record of each such investigation. Supplier shall send Dynatronics copies of each such Complaint and a full report on each such investigation promptly after receiving such Complaint or completing such investigation, as the case may be, but in no event later than [***] after the applicable event. Such report shall include all data on Complaints respecting the Products, including lot or serial number, as appropriate, of the Product in question. Supplier shall cooperate with Dynatronics to the extent reasonably necessary to resolve outstanding Complaints and Dynatronics shall have primary responsibility to file all MDRs required to be filed with the FDA or other relevant Governmental Authority.

Dynatronics shall notify Supplier by telephone or facsimile, within [***] after it becomes aware of any (i) Complaint, whether written or oral, relating to the Products, (ii) serious injury from the use of, or malfunction of, Products and (iii) any defect in, or condition of, the Products or any other fact or circumstance which may result in a violation or alleged violation of any applicable statutes, laws, rules, regulations, ordinances or decrees of any Governmental Authority, which Dynatronics subsequently shall confirm in writing to Supplier, within [***].

3.6
Recalls, Corrections and Removals. If Dynatronics believes that any Product should be recalled or withdrawn from distribution or sale, that a field correction should be made, or that an advisory letter should be issued regarding reliability or defects in any such Product (any of which shall be referred to herein as a “Recall Action”), Supplier agrees to cooperate with Dynatronics in taking such action. Dynatronics may initiate a Recall Action without Supplier’s consent. If a Recall Action is required by law or desired by Dynatronics, Supplier shall take all other actions to assist in promptly executing any Recall Action as directed by Dynatronics. This Section shall not in any way impair the obligations of either Party under law, or with respect to the recall of Products required by law or properly mandated by Governmental Authority.

Recall Actions due to the failure of a Product to comply with the Specifications or any other term or condition of this Agreement, shall be at Supplier’s sole cost and expense and limited to transportation costs, labor and replacement material;however, any costs or expense associated with Recall Actions of Product required by law or desired by Dynatronics that are solely the result of the Product Specifications failing to meet laws and/or regulations shall be at sole cost and expense of Dynatronics.

If Dynatronics determines during its inspection of Recalled Products that the Products do not comply with the Specifications, Dynatronics shall notify Supplier and use best efforts to provide Supplier with samples of nonconforming Products (to the extent Dynatronics deems possible) along with such notice and provide Supplier with the results of its inspections. If either Party was notified of the Product issue within the Warranty Period and Supplier’s inspection does not materially dispute Dynatronics’ determination, then Supplier, at its expense and at Dynatronics’ option, within thirty (30) days following the completion of Supplier’s investigation into Dynatronics’ determination, either shall: (i) bring the Products in question into conformance with the Specifications within a time period provided by Dynatronics; or, (ii) shall replace the Products that Dynatronics determined failed to comply with the Specifications with complaint Products; however, , in either case, either options shall be at no additional charge to Dynatronics. Additionally, if Supplier’s inspection does not materially dispute Dynatronics’ determination and the Products are still within the Warranty Period, then Supplier will also be responsible to reimburse Dynatronics for the direct shipping costs of recalling the Product(s) and distributing replacement Products if that option is elected by Dynatronics,

During the term of this Agreement and for a period of [***] thereafter, Supplier shall maintain complete and accurate records, including sales and service records for such periods as may be required by applicable law, of all Products and Product components Supplier or subcontractor manufactures for purposes of assisting Dynatronics in determining the extent and nature of any Recall Action under this Section and service records to enable Dynatronics to conduct any Recall Action.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

3.7
Quality Agreement. Dynatronics and Supplier upon terms mutually agreeable to both Parties have executed a Supplier Quality Requirements that expressly addresses quality/regulatory responsibilities of both Parties, a copy of which is set forth in Schedule E to this Agreement. At either Party’s request, the Supplier Quality Requirements may be subject to periodic updates, which changes shall require the written consent of both Parties.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES; DUTIES OF SUPPLIER

4.1
Compliance with Specifications and Laws; Product Warranties. Supplier represents and warrants that (i) it will convey good title to all Products delivered to Dynatronics, free from any security interest, liens or other encumbrances (ii) the Products manufactured hereunder shall be manufactured in strict compliance with (A) the Specifications and all other terms and conditions of this Agreement and (B) all applicable laws, rules and regulations, including, without limitation, the QS Regulations. The Products manufactured hereunder shall be free from defects in materials caused by Ascentron and workmanship for a period of eighteen (18) months from the date of delivery of the Products to Dynatronics. Dynatronics shall have all responsibility for the design of the Products and that the Specifications as delivered to Supplier, meet the appropriate laws and regulations of the United States. Upon notification by Dynatronics of any malfunction or defect in the Products or other non-compliance with the Specifications or other terms and conditions of this Agreement, Supplier will provide Dynatronics with instructions on returning the Product under a warranty claim during the Warranty Period. Upon receipt of any Products returned by Dynatronics pursuant to this Section of this Agreement, Supplier shall, at Dynatronics’ option and Supplier’s sole costs and expense, either correct or replace the nonconforming or defective Product, or refund the purchase price of the Products. The warranties set forth in this Agreement shall extend to all Parties along the supply chain and to the end users of the Products.

4.1.1 Warranty Exclusions: Supplier shall not be responsible to replace Product or reimburse Dynatronics for warranty claims for: (i) any first articles, prototypes, preproduction units, or test units of a Product; (ii) any Products which have been repaired by the end user or a third party, without Supplier’s approval; (iii) any Products which have been altered or modified in any way by the end user or a third party; (iv) any Products with defects or failures due to errors in the Specifications or defects in Dynatronics provided tooling or test fixtures, devices, or software;(v) any Products with defects that cannot be detected using Dynatronics specified inspection and testing procedures; (vi) any Products with defects or failures due to use of components or processes, that are compliant with Environmental Laws, including, but not limited to, solder joint failures and other malfunctions caused by lead-free or hybrid soldering processes; or (vii) any Products with defects or failures cause by Dynatronics due to misuse, abnormal use, neglect, impact, exposure to harmful liquids, improper handling in accordance with static sensitive electronic device handling requirements, or extreme environmental conditions outside of the design tolerances for the Product. To the extent they are transferrable, Supplier agrees to transfer all manufacturer and distributor warranties it receives relating to any parts or components incorporated into the Products to Dynatronics.

Each shipment of Product shall be accompanied by the Certificate described in Section 2.6 of this Agreement.

4.2
Authority to Enter into this Agreement. Each Party represents to the other Party that it has the power and authority to enter into this Agreement and to perform all of its obligations hereunder. Neither Party is a party to any agreement, order or decree which would prevent it from performing its obligations hereunder.

4.3
No Debarment. Supplier certifies that neither it nor any of its employees or contractors has been debarred under Section 306(a) or Section 306(b) of the Act and that no debarred person will in the future be employed to manufacture the Products. Supplier also certifies that no person working in the manufacture of Products has a conviction that could lead to debarment under Section 306(a) or Section 306(b) of the Act. Furthermore, Supplier agrees to notify Dynatronics immediately of any action toward conviction or debarment under Section 306(a) or Section 306(b) of the Act of any person working in the manufacture of the Products.

4.4
Supplier Representation and Warranties. Supplier represents and warrants that it shall:
(a)
manufacture, label and package the Products in accordance with the Specifications and the terms of this Agreement;
(b)
maintain reasonable production levels in order to supply Dynatronics’ requirements for Products under this Agreement consistent with the Sections 2.3 and 2.4 above;
(c)
provide adequate personnel, equipment and resources to enable it to fulfill its obligations under this Agreement, including, without limitation, its obligation to repair Products, as applicable, during the Warranty Period;
(d)
in the event that any vendors or subcontractors do not timely deliver any critical materials used in the Products, use commercially best efforts to pursue all of its rights and remedies against such vendors and/or subcontractors to identify and secure replacement vendors and/or subcontractors;
(e)
promptly notify Dynatronics, but not later than [***], if Supplier becomes aware of, or receive any notice from any vendor or subcontractor with respect to, any problems with any tool, die, mold or other manufacturing equipment operated by any vendor or subcontractor;
(f)
notify Dynatronics within [***] hours of receipt of contact from the FDA or other Governmental Authority with authority over the Products if such entity contacts Supplier to investigate or inspects Supplier or any of its facilities with respect to Products produced, manufactured, repaired or serviced by Supplier;
(g)
perform or comply with all of Supplier’s obligations under this Agreement and the Supplier Quality Requirements;
(h)
not, directly or indirectly, sell the Products to anyone other than Dynatronics during the Agreement or thereafter for period of 5 years.

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARTICLE 5
CONFIDENTIALITY AND INTELLECTUAL PROPERTY

5.1
Confidential Information. Except as expressly provided herein, the Parties agree that, for the term of this Agreement and thereafter as long as such information remains confidential, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party hereto.

5.2
Permitted Use and Disclosures. Notwithstanding the foregoing, each Party hereto may use or disclose information disclosed to it by the other Party to the extent such use or disclosure is reasonably necessary in complying with applicable law or governmental regulations, provided that if a Party is required to make any such disclosure of another Party’s Confidential Information, it will give reasonable advance written notice to the latter Party of such disclosure and, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

5.3
Confidential Terms. Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to any third party without the consent of the other Party; provided, disclosures may be made as required by securities or other applicable laws, or to affiliates, or to a Party’s accountants, attorneys and other professional advisors, provided that such accountants, attorneys and other professional advisors are bound to retain the terms of this Agreement as confidential. Neither Party shall issue a press release or other public announcement concerning this Agreement, the transactions contemplated herein or the relationship between Dynatronics and Supplier without the prior written consent of an authorized representative of the other Party. Each Party agrees that any breach or threatened breach of Sections 5.1 through 5.3 may cause irreparable harm to the non-breaching Party for which monetary damages would be inadequate and that the non-breaching Party may seek to enforce Sections 5.1 through 5.3 by way of an injunction in addition to any other available legal remedies.

5.4
Intellectual Property. Dynatronics affirms that it believes to (or its applicable affiliate or third party through whom Dynatronics has acquired rights) hold title to and is the owner of all Specifications (and updates), technology, trade secrets, know-how, proprietary information and other information regarding the Products and all other intellectual property rights in the Products, including manufacturing and processes to the extent such processes are unique to Dynatronics Products (collectively, “Dynatronics’ Property”). Dynatronics hereby grants to Supplier a limited, non-transferable, non-exclusive revocable license to use Dynatronics’ Property for the purposes of this Agreement only and only during the Term of this Agreement. After the termination or expiration of this Agreement, (i) such license shall expire and Supplier shall have no further rights to use Dynatronics’ Property and (ii) Supplier shall return to Dynatronics all written documents and other materials relating to Dynatronics’ Property. All intellectual property rights pertaining to inventions, developments or improvements made to the Products in the course of the services and manufacturing of Products by Supplier, including the Specifications and any updates are the property of Dynatronics. Supplier will, upon the written direction from Dynatronics, and without charge, execute any and all papers and documents prepared or submitted by Dynatronics as may be reasonably required to transfer or secure to Dynatronics full title and authority over such rights. Supplier agrees to provide reasonable assistance to Dynatronics in any applications to protect such intellectual property rights.

Unless otherwise called for in the Specifications, this Agreement shall not constitute a license to use Dynatronics’ (or any Dynatronics affiliate’s) name, trademarks or tradenames for any purpose and upon the termination of this Agreement, the use, if any, by Supplier of any such name, trademarks, or tradenames shall cease.

Supplier will not alter the original labeling or packaging of the Products without the prior written consent of Dynatronics.

Supplier shall promptly and fully notify Dynatronics of any actual, threatened or suspected infringement of Dynatronics’ Property or any Dynatronics’ intellectual property rights which comes to Supplier’s notice, and of any claim by a third party so coming to its notice that the importation or sale of the Products infringes any rights of any other person. Supplier shall at the request and expense of Dynatronics do all such things as may be reasonably required to assist Dynatronics in taking or resisting any proceedings in relation to such infringement or claim.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARTICLE 6
INDEMNIFICATION AND INSURANCE

6.1
Indemnification of Dynatronics. Supplier shall indemnify and defend Dynatronics and its affiliates, and the directors, officers, members, employees, counsel, agents and representatives of Dynatronics and its affiliates, and the successors and assigns of any of the foregoing (the “Dynatronics Indemnitees”), and hold the Dynatronics Indemnitees harmless from and against any and all claims, demands, actions, liabilities, damages, losses, judgments, costs of expenses (including interest and penalties and reasonable attorneys’ fees and professional fees and expenses of litigation) (collectively, “Claims”) of third parties arising out of manufacture of the Products by Supplier, in connection with, or resulting from (i) Supplier’s breach of this Agreement (including, without limitation, the failure of the Products to comply with the Specifications), (ii) the negligence or willful misconduct of Supplier, (iii) the deliberate use of known defective inventory in the manufacture of any Product or (iv) any claims by employees of Supplier for liabilities arising out of employment by Supplier, including without limitation, wages, benefits, workers’ compensation, or violations of law.

6.2
Indemnification of Supplier. Dynatronics shall indemnify and defend Supplier and the directors, officers, employees, counsel, agents and representatives of Supplier and the successors and permitted assigns of any of the foregoing (the “Supplier Indemnitees”) from and against any and all third party Claims arising out of or in connection with or as a result of the use to which the Products are put by Dynatronics, or those who use products that contain Products or have such Products or products used on them, in connection with treatment, and all liabilities for personal injury, death, property damage, product liability, recall or infringement of intellectual property rights arising out of the design, sale or use of the Product, except to the extent such third party claims are subject to indemnification by Supplier as provided in Section 6.1.

6.3
Comparative Negligence. In any case in which claims arise out of, or are caused by, both Supplier’s negligence and Dynatronics’ negligence, a comparative negligence standard shall apply with respect to the Parties’ enumerated obligations under Article 6.

6.4
Procedure for Third Party Claims. A Party that intends to claim indemnification under this Agreement (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) in writing of any Claims in respect of which the Indemnitee or its affiliates, directors, officers, members, employees, counsel, agents or representatives intends to claim such indemnification, and the Indemnitor, at its cost and expense, shall have the right to participate in, and to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and the other Party represented by such counsel in such proceeding. The Indemnitor shall control the defense and/or settlement of any such Claims, and this indemnity agreement shall not apply to amounts paid in connection with any Claims if such payments are made without the consent of the Indemnitor, which consent shall not be unreasonably withheld, delayed or conditioned. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim, if and to the extent prejudicial to its ability to defend such Claim, shall to such extent relieve such Indemnitor of any liability to the Indemnitee under this Article 6. At the Indemnitor’s request and expense, the Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any Claims covered by this indemnification and provide full information with respect thereto.

6.5
Insurance. Supplier agrees to maintain in force with a company or companies acceptable to Dynatronics, commercial general liability insurance providing coverage for liability arising from Supplier’s activities under this Agreement and product liability insurance with respect to the products sold hereunder, including without limitation, the Products, with minimum annual limits of [***] per occurrence and  [***] in the aggregate during the Term of this Agreement and thereafter for five years after the termination or expiration of this Agreement. This insurance coverage shall satisfy the following requirements: (i) be issued by carriers having a Best’s Rating of A or better, and a Best’s Financial Size Category of Class VII or better, (ii) be primary, with the policies of Dynatronics being excess and non-contributing, (iii) be endorsed to provide a waiver of subrogation in favor of Dynatronics, (iv) be endorsed to include Dynatronics as an “additional insured”, and (v) contain a provision in which the insurance carrier will provide sixty (60) days prior written notice to Dynatronics of cancellation, suspension, non-renewal or substantial modification. Supplier shall furnish Dynatronics with certificates of insurance and, at Dynatronics’ request, copies of all insurance policies and renewals thereof to be maintained by Supplier hereunder. All certificates of insurance must be received and acceptable to Dynatronics, no later than the Effective Date of this Agreement, and annually thereafter.

6.6
Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED IN THIS PARAGRAPH, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE LIMITATIONS SET FORTH IN THIS SECTION 6.6 DO NOT APPLY TO: (I) DAMAGES OCCASIONED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF A PARTY; (II) CLAIMS THAT ARE THE SUBJECT OF INDEMNIFICATION UNDER THIS AGREEMENT; (III) DAMAGES OCCASIONED BY A PARTY’S BREACH OF ITS OBLIGATIONS WITH RESPECT TO CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY; (IV) DAMAGES OCCASIONED BY SUPPLIER’S ABANDONMENT OF THE WORK; AND (V) SUPPLIER’S FAILURE TO SUPPLY DYNATRONICS’ FINAL ORDER (AS DEFINED IN SECTION 7.4).

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARTICLE 7
TERM AND TERMINATION

7.1.
Term. This Agreement shall commence on the Effective Date and shall continue for thirty-six consecutive (36) months after the Effective Date, unless earlier terminated in accordance with the provisions of this Agreement (the “Initial Term”). The Parties agree to meet [***] prior to termination of the Initial Term to discuss an extension of the Initial Term. Notwithstanding the foregoing, Dynatronics shall have the right, but not the obligation, to extend the Initial Term in its sole discretion for up to two (2) additional two (2) year periods by giving written notice of such extension to the Supplier. Any extension term, together with the Initial Term, shall be referred to as the “Term”.

7.2.
Termination for Cause. Either Party may terminate this Agreement as follows:

(a) if the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and such breach or default has continued for [***] after written notice thereof was provided to the breaching or defaulting Party specifying the nature of such breach or default. Any termination shall, at the discretion of the non-breaching Party, become effective at the end of such [***] period unless the breaching or defaulting Party has cured any such breach or default prior to the expiration of the [***] period;

(b) immediately if the other Party is unable to obtain or renew any permit, license or other governmental approval necessary to carry on the business contemplated under this Agreement;

(c) immediately upon written notice to the other Party in the event that proceedings in bankruptcy or insolvency are instituted by or against the other Party, or a receiver is appointed, or if any substantial part of the assets of the other Party is the object of attachment, sequestration or other type of comparable proceeding, and such proceeding is not vacated or terminated within [***] after its commencement of institution.

7.3
[***]

7.4
Final Order. In the event Dynatronics terminates the Agreement for cause, Dynatronics shall have the right, at its discretion, to place a final order of Products prior to or on the effective date of termination (the “Final Order”). The number of units of Products ordered through the Final Order shall not [***] of, whichever is greater, either (a) the units forecasted for the next six (6) months in the most recent forecast provided by Dynatronics prior to the notice of termination or (b) the units ordered or delivered in the six (6) months immediately preceding the notice of termination. (Pricing and payment terms must be agreed to in advance by Ascentron (to be prepared in a similar manner to earlier quotes) – if not, Ascentron cannot be forced to accept the final order) All Product must be taken by Dynatronics within 6 months of the first shipment against the final order. For the avoidance of doubt, Supplier acknowledges and agrees that it shall not increase the price of Products for the final order and the pricing in effect on the date of termination shall be the pricing for all final orders. However, notwithstanding the foregoing, if Supplier provides substantiated proof that the overall costs of the Product(s) have increased at least [***] then the overall costs associated with the current pricing, then upon review and approval form Dynatronics, Supplier may increase the final order pricing by the agreed upon amount.

7.5
Effect of Breach or Termination.

(a)
Accrued Obligation. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination and shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

(b)
Confidential Information. Upon expiration or termination of this Agreement, each Party shall cease to use all Confidential Information of the other Party and promptly return to the other Party all Confidential Information received from the other Party. The Parties may retain one copy of the other Party’s Confidential Information but only for the purposes of keeping record of what that Party has used, or had access to, prior to the expiration or termination of the Agreement.

(c)
Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ARTICLE 8
MISCELLANEOUS

8.1
Governing Law. This Agreement and any dispute arising from the performance or breach thereof shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without reference to conflict of laws principles. The Parties hereby irrevocably consent to the jurisdiction of courts situated in the State of Utah both state and Federal, and hereby waive any and all defenses to such jurisdiction, including but not limited to, forum non conveniens.

8.2
Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing signed by both Parties. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any such term or condition.

8.3
Assignment. Supplier may not assign this Agreement without the prior written consent of Dynatronics. Dynatronics may assign this Agreement without the prior written consent of Supplier, including without limitation, to an affiliate of Dynatronics. This Agreement shall be binding and inure to the benefit of permitted successors and assigns.

8.4
Notices. All notices, requests and other communications hereunder shall be in writing, in English, and shall be delivered (i) personally (which shall include delivery by courier or overnight delivery service), (ii) by facsimile or (iii) by certified or registered mail, postage prepaid, return receipt requested, at the addresses noted below, or such other address as may be specified in writing to the other Party hereto:

Supplier:               Ascentron Inc
994 Antelope Rd
                             White City OR 97503
                             Attention: David Hollingsworth

Dynatronics:         Dynatronics Corp.
1200 Trapp Road
Eagan, MN 55121
Attention: Brian Baker, Dynatronics CEO

With required copy to:
Dynatronics Corp.
1200 Trapp Road
Eagan, MN 55121
Attention: General Counsel

8.5
Force Majeure. Neither Party shall be liable for failure or delay in the performance of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, embargoes, actions by governmental agencies, acts of God, storms, fires, floods, accidents, sabotage, explosions, or other similar or different contingencies, each and any of which failures or delays shall be beyond the reasonable control of the Party invoking this provision and such failure or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. The Party invoking this provision shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimates of the likely extent and duration of the interference with its activities), and shall use reasonable efforts to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure event described in this Section for any continuous period of more than thirty (30) days, the Parties hereto shall consult with respect to an equitable solution, which may include the immediate termination of this Agreement. In addition, at Dynatronics’ option in the event of a failure or delay in Supplier’s performance: (i) Dynatronics may terminate for cause or modify any affected portion of any order, or terminate for cause any affected portion of this Agreement, and the charges payable hereunder shall be equitably adjusted to reflect such termination; or (ii) Dynatronics may terminate this Agreement without liability to Supplier as of a date specified by Dynatronics in a written notice of termination to Supplier. Supplier shall not have the right to any additional payments from Dynatronics for costs or expenses incurred by Supplier as a result of any force majeure occurrence.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

8.6
Independent Contractor. Supplier is acting as an independent contractor, and Supplier personnel (including its subcontractors) shall not be considered or represented as employees or agents of Dynatronics. Supplier is not otherwise an agent of Dynatronics and has no authority to represent Dynatronics as to any matters, except as expressly authorized in this Agreement. This Agreement does not grant, and neither Party shall have, any right or authority, express or implied, to incur, create or assume any liability or obligation, enter into any agreement, make any representation or warranty, file any document with any Governmental Authority, or serve or accept any legal process on behalf of the other Party, or to settle any claim by or against the other Party hereto, or to bind or otherwise render the other Party liable in any way, without the express written consent of the other Party. Each Party hereto shall be responsible for the selection, training and supervision of, and the payment of compensation and benefits to, its employees who assist it in the performance of its obligations hereunder and in no event shall either Party have any obligation to, or authority over, such employees of the other Party. Each Party shall be solely responsible for all costs and expenses incurred by it in connection with this Agreement and its performance of its obligations thereunder.

8.7
Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

8.8
Entire Agreement. This Agreement, including any attached Exhibits and Schedules, constitutes the entire agreement between the Parties with respect to the subject matter in this Agreement and supersedes all prior agreements, whether written or oral, between the Parties relating to the subject matter hereof.

8.9
Cumulative Remedies. Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

8.10
Third Party Beneficiaries. Except for Dynatronics affiliates and except with respect to end-users of the Products, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

8.11
Amendments. No amendment, modification or alteration to this Agreement shall bind either Party unless made in writing and executed by duly authorized representatives of both Parties.

8.12
Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the subject matter contained in the section or article to which a particular heading relates.

8.13
Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.

Dynatronics Corporation	Ascentron Inc
By: /s/ Brian D. Baker Name: Brian Baker Title: CEO Date: February 27, 2020	By: /s/ David Hollingsworth Name: David Hollingsworth Title: VP Business Development Date: February 28, 2020

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE A

PRODUCTS

Part Number	Description	UOM
D125B	DYNATRON 125 ULTRASOUND	EA
D525T	DYNATRON 525	EA
D625T	DYNATRON 625	EA
D715T	SOLARIS PLUS 705	EA
D716T	SOLARIS PLUS 706	EA
D718T	SOLARIS PLUS 708	EA
D719T	D719T 5 CHANNEL COMBO-STIM-LIGHT-US	EA
D825T	DYNATRON 825	EA
D925T	DYNATRON 925	EA
DCP3	TRI-WAVE LIGHT PROBE	EA
DLP3	TRI-WAVE LIGHT PAD	EA
DTSP1	THERMOSTIM PROBE	EA

  CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE B

SPECIFICATIONS

1.
The specifications referenced below apply to the items ordered under this Agreement and will be provided to the supplier separately and/or attached to blanket purchase orders issued.

Part Number	Applicable Specifications
D125B	[***]
D525T	[***]
D625T	[***]
D715T	[***]
D716T	[***]
D718T	[***]
D719T	[***]
D825T	[***]
D92T5	[***]
DCP3	[***]
DLP3	[***]
DTSP1	[***]

2.
Revision control for components, procedures and or labeling identified in the Device Master Records (DMR) will follow the agreements in section 2.5 and 2.13 of this document and Design Control / Change Control in the Supplier Quality Agreement on form [***].

3.
Formal Change Orders will be processed by Dynatronics and the Supplier will be notified of these changes. An agreed upon implementation plan will be executed without undue delay.

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE C

PRICING/FORECAST

1.
The pricing reflected below are applicable to items ordered under this Agreement.

Ascentron Box Build		With PCBAs purchased from Dynatronics	With Ascentron built PCBAs
Part Number	UOM	Unit price	Unit price
D125B	EA	[***]	[***]
D525T	EA	[***]	[***]
D625T	EA	[***]	[***]
D715T	EA	[***]	[***]
D716T	EA	[***]	[***]
D718T	EA	[***]	[***]
D719T	EA	[***]	[***]
D825T	EA	[***]	[***]
D92T5	EA	[***]	[***]
DCP3	EA	[***]	[***]
DLP3	EA	[***]	[***]
DTSP1	EA	[***]	[***]

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE D

ASCENTRON QUOTE LETTER TERMS

1.
Ascentron quotes applicable to this agreement are referenced below.

Part Number	Quote #	Date
D125B	T7673C	February 10, 2020
D525T	T7674C	February 10, 2020
D625T	T7675C	February 10, 2020
D715T	T7676C	February 10, 2020
D716T	T7677C	February 10, 2020
D718T	T7678C	February 10, 2020
D719T	T7679C	February 10, 2020
D825T	T7680C	February 10, 2020
D92T5	T7681C	February 10, 2020
DCP3	T7869A	January 23, 2020
DLP3	T7876	February 26, 2020
DTSP1	T7868	January 6, 2020

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

SCHEDULE E

SUPPLIER QUALITY REQUIREMENTS

1.
The terms and requirements specified under Quality Agreement [***], issued on 06/02/2019 and fully executed between Dynatronics Corporation and Ascentron, Inc. on 09/06/2019, are applicable to this supply agreement.